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DEAN HELLER                                            Filed # C25940-98
Secretary of State                                        DEC 27 2004
204 North Carson Street, Suite 1                        IN THE OFFICE OF
Carson City, Nevada 89701-4299                           /s/ Dan Heller
(775) 684 5708                                   Dean Heller Secretary of State
Website: secretaryofstate.biz

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          Certificate of Amendment
     (Pursuant to NRS 78.385 and 78.390)
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Important: Read attached                     ABOVE SPACE IS FOR OFFICE USE ONLY.
instructions before completing form.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.  Name of corporation:
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ZANNWELL INC.
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2.  The articles have been amended as follows (provide article numbers, if available):
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ARTICLE FIRST. as previously amended, is hereby further amended to read as follows:

First. The name of the company is THE BLACK HAWK FUND.


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3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles
                                                         -----------------------
of incorporation have voted in favor of the amendment is: 1,010,000,000 shares of common stock
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                                          --------------------------------------
4.  Effective date of filing (optional):    1/3/05
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                                           (must not be later that 90 days after
                                               the certificate is filed)

5.  Officer Signature (required):          /s/ Steve Bonenberger
                                   ---------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied                          Nevada Secretary of State
by appropriate fees.                                        AM 78.386 Amend 2003
See attached fee schedule.                                  Revised on: 11/03/03


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